Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Context Therapeutics Inc. on Form S-3 of our report dated March 23, 2022 on our audits of the consolidated financial statements of Context Therapeutics Inc. and Subsidiaries as of December 31, 2021 and 2020 and for the years then ended. We also consent to the reference to our firm under the heading “Experts.”
/s/ CohnReznick LLP
Holmdel, New Jersey
November 8, 2022